THIRD AMENDMENT TO LEASE        EXHIBIT 10.50


     THIS THIRD AMENDMENT TO LEASE (the Third Amendment ) is made, entered into, and effective as of the 23rd day of April, 1996, by and between NORTH RIVERSIDE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership ( Landlord ), and SPORTMART, INC., a Delaware corporation ( Tenant ).

                               RECITALS:

     A. By that certain Lease with a reference date of October 31, 1988 (the Original Lease ), by and between Landlord and Tenant, Landlord leased to Tenant certain premises consisting of approximately 39,347 square feet of retail space (the Store or the Mart ) located in the shopping center commonly known as Sportmart Plaza (the
  Shopping  Center  )  at  1800  South Harlem Avenue, North Riverside,
Illinois.

     B. The Original Lease was amended by the following documents executed by and between Landlord and Tenant (i) that certain First Lease Amendment dated December 2, 1988 (the First Amendment ), and
(ii) that certain Second Amendment to Lease dated March 31, 1996 (the Second Amendment ). The Original Lease, the First Amendment and the
Second Amendment are collectively referred to herein as the  Lease .

     C. Landlord and Tenant are mutually desirous of amending the Lease in order to, among other things: (i) lengthen the original Term of the Lease and to grant Tenant certain options to extend the modified Term of the Lease; (ii) modify the Minimum Rent payable under the Lease; and (iii) grant Tenant a cash payment as an inducement for lengthening the original Term of the Lease.

     D. Initially capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Lease.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Landlord and Tenant hereby agree as follows:

                               AGREEMENT

     1. Term and Initial Term Expiration Date. Effective as of the date hereof Section 1.5 of the Lease shall be deleted in its entirety and replaced with the following new Section 1.5:

      1.5 Term:          Initial Term Expiration Date:
                         Two Hundred Forty (240) months following the
                         Commencement Date (i.e., June 30, 2009).


     2.   Options.      Effective as of the date hereof Section 1.6 of
the Lease shall be deleted in its entirety and replaced with the following new Section 1.6:

      1.6 Options:       Two (2) additional five (5) year periods.

     3.   Minimum  Rent.   Effective as of the date hereof Section 1.7
of the Lease shall be deleted in its entirety and replaced with the following new Section 1.7:

      1.7 Minimum Rent:

          (1)  Commencement  Date through June 30, 1996: Nine and
               91/100 Dollars ($9.91) per square foot of Leasable
               Floor Area of the Store ($389,928.77 based on 39,347 square feet).

          (2)  July  1,  1996  through  June  30, 1999:  Nine and
               50/100 Dollars ($9.50) per square foot of Leasable
               Floor Area of the Store ($373,796.50 based on 39,347 square feet).

          (3)  July 1, 1999 through June 30, 2004:  the lesser of
               (i) Nine and 91/100 Dollars ($9.91) per square f o o t of Leasable Floor Area of the Store ($389,928.77 based on 39,347 square feet), or (ii)
               t h e annual Minimum Rent payable during the preceding thirty-six (36) month period, multiplied by the CPI Increase for the immediately preceding thirty-six (36) month period.

          (4) July 1, 2004 through the Initial Termination Date (i.e., June 30, 2009): the lesser of (i) Ten and 5 0 /100 Dollars ($10.50) per square foot of Leasable Floor Area of the Store ($413,143.50 based on 39,347 square feet), or (ii) the annual Minimum Rent payable during the preceding sixty
               (60) month period, multiplied by the CPI Increase for the immediately preceding sixty (60) month period.

          (5) July 1, 2009 through June 30, 2014 (the first Option Period): the lesser of (i) the annual Minimum Rent payable during the preceding sixty
               (60) month period multiplied by one hundred twelve percent (112%), or (ii) the annual Minimum Rent payable during the preceding sixty (60) month period, multiplied by the CPI Increase for the immediately preceding sixty (60) month period.

          (5) July 1, 2014 through June 30, 2019 (the second Option Period): the lesser of (i) the annual Minimum Rent payable during the preceding sixty
               (60) month period multiplied by one hundred twelve percent (112%), or (ii) the annual Minimum Rent payable during the preceding sixty (60) month period, multiplied by the CPI Increase for the immediately preceding sixty (60) month period.

     For  purposes  of periodic Minimum Rent increases under this
     Section 1.7, the "CPI Increase" is calculated by solving the following equation for CPII:

          CPII =  (((CPIend divided CPIstart) - 1) x 5) + 1

     where:    CPII =    CPI Increase

          CPIend    =    the CPI (defined below) for the month of
                         October    immediately   preceding   the
                         effective   date   of   the   applicable
                         increase

          CPIstart  =    t h e  CPI  for  the  month  of  October
                         immediately   preceding  the  thirty-six
                         (36)  or sixty (60) month period (as the
                         case may be) preceding the effective date of the applicable increase

     Notwithstanding the foregoing, if the CPIstart is greater than the CPIend (i.e., the CPI has gone down over the thirty-six (36) or sixty (60) month period, as the case may be, preceding the rent adjustment date in question), the CPI Increase shall be deemed to be 1.00.

     "CPI" shall mean the Consumer Price Index--United States All Items for All Urban Consumers (1982-1984=100) published by the Bureau of Labor Statistics of the Department of Labor. If the manner in which such Consumer Price Index as determined by the Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made in such revised index, which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, a major bank or other financial institution, a university or a recognized financial publication.

     4.   Notice  Addresses.   Effective as of the date hereof Section
1.2 of the Lease shall be deleted in its entirety and replaced with the following new Section 1.2:

       1.2     Parties and Notice Addresses:

          If to Tenant:  Sportmart, Inc.
                         1400 S. Wolf Road, Suite 200
                         Wheeling, Illinois 60090
                         Attention: Legal Department

                         With copies of all notices to Tenant to be sent to:

                         Sportmart, Inc.
                         1400 S. Wolf Road, Suite 200
                         Wheeling, Illinois 60090
                         Attention:  Senior  Vice President, Corporate
                                     Development

          If  to  Landlord:  North  Riverside  Associates  Limited
                             Partnership
                             c/o SM Property Management Co., Inc.
                             1400 S. Wolf Road, Suite 200
                             Wheeling, Illinois 60090
                             Attention:  Legal Department

                         With copies of all notices to Landlord to be sent to:

                         North    Riverside    Associates    Limited
                         Partnership
                         c/o SM Property Management Co., Inc.
                         1400 S. Wolf Road, Suite 200
                         Wheeling, Illinois 60090
                         Attention:  Senior  Vice President, Corporate
                                     Development

                         and to Landlord's lender at its address currently on file with Landlord and Tenant.

     5. Inducement Payment. As an inducement for Tenant entering into this Third Amendment and agreeing that the Initial Term Expiration Date shall be extended to June 30, 2009, Landlord shall pay to Tenant, on or before July 1, 1999, the sum of Ninety Seven Thousand Five Hundred and No/100 Dollars ($97,500.00) (the Inducement Payment ). Landlord and Tenant agree that the Inducement Payment shall not be deemed to be, or characterized as, free rent or a rental abatement under the Lease, but the method of payment of the Inducement Payment may be selected by Landlord at its sole and absolute discretion, which method may include, without limitation, a credit against Minimum Rent or any other payments due from Tenant to Landlord under the Lease.

     6. Full Force. Except as hereby expressly or by necessary implication modified or amended by this Third Amendment, the parties hereto acknowledge and agree that all of the terms and provisions of the Lease shall be and remain in full force and effect. In the event of any conflict or inconsistency between the terms of the Lease and this Third Amendment, the terms of this Third Amendment shall govern and control.

     7. No Further Amendment. This Third Amendment may not be amended, waived or modified in any respect unless the same shall be in writing and signed by both parties. This Third Amendment constitutes the entire agreement of the parties and supersedes all prior agreements, arrangement and contracts, whether oral or written, concerning the subject matter hereof.

     8.   Counterparts.    This  Third  Amendment  may  be executed in
multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the date first above written.

LANDLORD:

NORTH RIVERSIDE ASSOCIATES LIMITED
PARTNERSHIP, an Illinois limited partnership
By:  North Riverside Corporation, an Illinois Corporation, its
     General Partner

        By: /S/MITCHELL KAHN
        Title: VICE PRESIDENT

TENANT:

SPORTMART, INC.,
a Delaware corporation

By: /S/ ANDREW HOCHBERG
Title: PRESIDENT